Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A, of Wise Sales, Inc., of our report dated April 15, 2011 on our audit of the financial statements of Wise Sales, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows from inception September 10, 2008 through December 31, 2010, and the reference to us under the caption “Experts.”

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 5 , 2011